SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under § 240.14a-12

ECHELON CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ECHELON CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 27, 2005

10:00 A.M. PACIFIC TIME

We cordially invite you to attend the 2005 Annual Meeting of Stockholders of Echelon Corporation. The meeting will be held on Friday, May 27, 2005 at 10:00 a.m., Pacific Time, at 570 Meridian Avenue, San Jose, California 95126. At the meeting we will:

1.	Elect two Class A directors for a term of three years and until their successors are duly elected and qualified;

2.	Ratify the appointment of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2005; and

3.	Transact any other business as may properly come before the meeting or any postponement or adjournment thereof.

These items are fully discussed in the following pages, which are made part of this Notice. Stockholders who owned our common stock at the close of business on Thursday, March 31, 2005 may attend and vote at the meeting. If you will not be attending the meeting, we request that you vote your shares as promptly as possible. You may be eligible to vote your shares in a number of ways. You may mark your votes, date, sign and return the Proxy or voting instruction form. Stockholders whose shares are registered in their own names may vote via the Internet at ADP Investor Communication Services’ voting Web site (www.proxyvote.com) or telephonically by calling the telephone number shown on your Proxy Card. If you hold our shares with a broker or bank, you may also be eligible to vote via the Internet or to vote telephonically if your broker or bank participates in the proxy voting program provided by ADP Investor Communication Services. If your shares of common stock are held in an account with a broker or a bank participating in the ADP Investor Communication Services program, you may choose to vote those shares via the Internet at ADP Investor Communication Services’ voting Web site (www.proxyvote.com) or telephonically by calling the telephone number shown on your voting form. See “Voting Via the Internet or By Telephone” in the Proxy Statement for further details. Any stockholder attending the meeting may vote in person, even though he, she or it has already returned a Proxy.

Sincerely,

/s/ M. Kenneth Oshman

M. Kenneth Oshman
Chairman of the Board and Chief Executive Officer

San Jose, California

April 21, 2005

2005 ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

ECHELON CORPORATION

PROXY STATEMENT

FOR

2005 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

General

Our Board of Directors is soliciting Proxies for the 2005 Annual Meeting of Stockholders to be held at 570 Meridian Avenue, San Jose, California 95126 on Friday, May 27, 2005, at 10:00 a.m., Pacific Time. The address of our principal executive office is 550 Meridian Avenue, San Jose, California 95126 and our telephone number at this address is 408-938-5200. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters set forth in the attached Notice of Annual Meeting. Please read it carefully.

Proxy materials, which include the Proxy Statement, Proxy, letter to stockholders and Form 10-K for the fiscal year ended December 31, 2004, were first mailed to stockholders entitled to vote on or about April 22, 2005.

Costs of Solicitation

We will pay the costs of soliciting Proxies from stockholders. We are required to request brokers and nominees who hold our common stock in their name to furnish our Proxy materials to beneficial owners of such common stock. We may reimburse such firms and nominees for their reasonable expenses in forwarding the Proxy materials to these beneficial owners. Certain of our directors, officers and employees may solicit Proxies on our behalf, without additional compensation, personally or by written communication, telephone, facsimile or other electronic means.

Record Date and Shares Outstanding

Only stockholders of record at the close of business on March 31, 2005, are entitled to attend and vote at the annual meeting. On the record date, 40,894,227 shares of our common stock were outstanding and held of record by 551 stockholders. The closing price of our common stock on the Nasdaq National Market on the record date was $6.84 per share.

QUESTIONS AND ANSWERS

Although we encourage you to read the enclosed Proxy Statement in its entirety, we include this question and answer section to provide some background information and brief answers to several questions you might have about the annual meeting.

Q:	Why am I receiving these materials?

A: Our Board of Directors is providing these proxy materials for you in connection with our annual meeting of stockholders, which will take place on May 27, 2005. Stockholders are invited to attend the annual meeting and are requested to vote on the proposals described in this Proxy Statement.

Q:	What information is contained in these materials?

A: The information included in this Proxy Statement relates to the proposals to be voted on at the annual meeting, the voting process, the compensation of directors and our most highly paid officers, and certain other required information. Echelon’s 2004 Annual Report and audited financials statements, Proxy Card and a return envelope are also enclosed.

Q:	What proposals will be voted on at the annual meeting?

A: There are two proposals scheduled to be voted on at the meeting:

•	Election of the nominees for director set forth in this Proxy Statement; and

•	Ratification of the appointment of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2005.

Q:	What is Echelon’s voting recommendation?

A: Our Board of Directors recommends that you vote your shares “FOR” each of the two nominees to our Board of Directors and “FOR” ratification of the appointment of our independent auditors.

Q:	Who can vote at the meeting?

A: Our Board of Directors has set March 31, 2005 as the record date for the annual meeting. All stockholders who owned Echelon common stock at the close of business on March 31, 2005, or the record date, may attend and vote at the annual meeting annual meeting. Each stockholder is entitled to one vote for each share of common stock held as of the record date on all matters to be voted on. Stockholders do not have the right to cumulate votes. On March 31, 2005, 40,884,027 shares of our common stock were outstanding. Shares held as of the record date include shares that are held directly in your name as the stockholder of record and those shares held for you as a beneficial owner through a stockbroker, bank or other nominee.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A: Most stockholders of Echelon hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with Echelon’s transfer agent, Mellon Investor Services LLC, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by Echelon. As the stockholder of record, you have the right to grant your voting proxy directly to Echelon or to vote in person at the annual meeting. Echelon has enclosed a Proxy Card for you to use. You may also vote via the Internet or by telephone as described below under “How can I vote my shares without attending the annual meeting?”

Beneficial Ownership

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the annual meeting unless you request a legal proxy from your stockbroker in order to vote at the meeting. Your broker or nominee has enclosed a voting instruction card for you to use in directing the broker or nominee regarding how to vote your shares. You may also vote via the Internet or by telephone as described below under “How can I vote my shares without attending the annual meeting?”

Q:	How many votes does Echelon need to hold the annual meeting?

A: A majority of Echelon’s outstanding shares as of the record date must be present at the annual meeting in order to hold the meeting and conduct business. This is called a quorum. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Broker non-votes, however, are not counted as shares present and entitled to be voted with respect to the matter on which the broker has expressly not voted. Thus, broker non-votes will not affect the outcome of any of the matters being voted on at the annual meeting. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner and (2) the broker lacks discretionary voting power to vote such shares.

Shares are counted as present at the meeting if you:

•	are present and vote in person at the meeting; or

•	have properly submitted a Proxy Card or voted by telephone or via the Internet.

Q:	How are votes counted?

A: You may vote either “FOR” or “WITHHOLD” with respect to each nominee for our Board of Directors. You may vote “FOR,” “AGAINST” or “ABSTAIN” on the other proposal. If you abstain from voting on the other proposal, it has the same effect as a vote against. If you just sign your Proxy Card with no further instructions, your shares will be counted as a vote “FOR” each Director and “FOR” ratification of the appointment of our independent auditors. If you do not vote and you hold your shares in a brokerage account in your broker’s name, also known as “street name” (see description of “Beneficial Ownership” above), your shares will not be counted in the tally of the number of shares cast “FOR,” “AGAINST” or “ABSTAIN” on any proposal where your broker does not have discretionary authority to vote, and therefore will have the effect of reducing the number of shares needed to approve any of those items. However, shares held in street name that are not voted, known as “broker non-votes,” may be counted for the purpose of establishing a quorum for the annual meeting as described above under the caption “Beneficial Ownership.” Voting results are tabulated and certified by ADP Investor Communication Services.

Q:	What is the voting requirement to approve each of the proposals?

A: With respect to Proposal One (the election of our directors), directors are elected by a plurality vote, and therefore the two individuals receiving the highest number of “FOR” votes will be elected. Votes of “WITHHOLD” and broker non-votes have no legal effect on the election of directors due to the fact that such elections are by a plurality. Proposal Two (ratification of the appointment of our auditors) requires the affirmative “FOR” vote of a majority of the shares of our outstanding common stock represented, in person or by proxy, and entitled to vote.

Q:	How can I vote my shares in person at the annual meeting?

A: Shares held directly in your name as the stockholder of record may be voted in person at the meeting. If you choose to do so, please bring the enclosed Proxy Card or proof of identification to the meeting. Even if you plan to attend the annual meeting, Echelon recommends that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the meeting. If you hold your shares in street name, you must request a legal proxy from your stockbroker in order to vote at the meeting.

Q:	How can I vote my shares without attending the annual meeting?

A: Whether you hold shares directly as a stockholder of record or beneficially in street name, you may vote without attending the annual meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your stockbroker or nominee. In most cases, you will be able to do this by telephone, using the Internet or by mail. Please refer to the summary instructions included on your Proxy Card. For shares held in street name, a voting instruction card will be provided by your stockbroker or nominee.

BY TELEPHONE OR THE INTERNET—If you have telephone or Internet access, you may submit your proxy by following the “Vote by Phone” or “Vote by Internet” instructions on the Proxy Card.

BY MAIL—You may do this by signing your Proxy Card or, for shares held in street name, by following the voting instruction card provided by your stockbroker or nominee and mailing it in the enclosed, postage prepaid envelope. If you provide specific voting instructions, your shares will be voted as you have instructed.

Q:	How can I change my vote after I return my Proxy Card?

A: You may revoke your proxy and change your vote at any time before the final vote at the annual meeting. You may do this by signing a new Proxy Card with a later date or by attending the meeting and voting in person. Attending the meeting will not revoke your proxy unless you specifically request it.

Q:	Where can I find the voting results of the annual meeting?

A: The preliminary voting results will be announced at the meeting. The final results will be published in our first quarterly report on Form 10-Q filed after the date of the meeting.

Q:	Who are the proxies and what do they do?

A: The two persons named as proxies on the enclosed Proxy Card, M. Kenneth Oshman, our Chief Executive Officer, and Oliver R. Stanfield, our Chief Financial Officer, were designated by our Board of Directors. All properly executed proxies will be voted (except to the extent that authority to vote has been withheld) and where a choice has been specified by the stockholder as provided in the Proxy Card, it will be voted in accordance with the instructions you indicate on the Proxy Card. If you submit the Proxy Card, but do not indicate your voting instructions, your shares will be voted “FOR” Proposals One and Two.

Q:	What does it mean if I receive more than one proxy or voting instruction card?

A: You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple Proxy Cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one Proxy Card. Please complete, sign, date and return each Echelon Proxy Card and voting instruction card that you receive.

Q:	What happens if additional proposals are presented at the annual meeting?

A: Other than the two proposals described in this Proxy Statement, Echelon does not expect any additional matters to be presented for a vote at the annual meeting. If you grant a proxy, the persons named as proxy holders, M. Kenneth Oshman, our Chief Executive Officer, and Oliver R. Stanfield, our Chief Financial Officer, will have the discretion to vote your shares on any additional matters properly presented for a vote at the annual meeting. If for any unforeseen reason any of Echelon’s nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by our Board of Directors.

Q:	Is my vote confidential?

A: Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Echelon or to third parties except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote or (3) to facilitate a successful proxy solicitation by our Board of Directors. Occasionally, stockholders provide written comments on their Proxy Card, which are then forwarded to Echelon’s management.

Q:	Who will bear the cost of soliciting votes for the annual meeting?

A: Echelon will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by Echelon’s directors, officers, and employees, who will not receive any additional compensation for such solicitation activities. Echelon may retain the services of a third party firm to aid in the solicitation of proxies. In addition, Echelon may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

Our stockholders may submit proposals that they believe should be voted upon at our next year’s annual meeting or nominate persons for election to our Board of Directors. Stockholders may also recommend candidates for election to our Board of Directors (See “Corporate Governance and Other Matters–Consideration of Stockholder Recommendations and Nominations”). Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, some stockholder proposals may be eligible for inclusion in our 2006 proxy statement and proxy. Any such stockholder proposals must be submitted in writing to the attention of Kathleen B. Bloch, Senior Vice President, General Counsel and Secretary, Echelon Corporation, 550 Meridian Avenue, San Jose, California 95126, no later than December 23, 2005, which is the date 120 calendar days prior to the anniversary of the mailing date of this Proxy Statement. Stockholders interested in submitting such a proposal are advised to contact knowledgeable legal counsel with regard to the detailed requirements of applicable securities laws. The submission of a stockholder proposal does not guarantee that it will be included in our 2006 proxy statement.

Alternatively, under our Bylaws, a proposal or a nomination that the stockholder does not seek to include in our 2006 proxy statement pursuant to Rule 14a-8 may be submitted in writing to Kathleen B. Bloch, Senior Vice President, General Counsel and Secretary, Echelon Corporation, 550 Meridian Avenue, San Jose, California 95126, for the 2006 Annual Meeting of Stockholders not less than 20 days nor more than 60 days prior to the date of such meeting. Note, however, that in the event we provide less than 30 days notice or prior public disclosure to stockholders of the date of the 2006 Annual Meeting, any stockholder proposal or nomination not submitted pursuant to Rule 14a-8 must be submitted to us not later than the close of business on the tenth day following the day on which notice of the date of the 2006 Annual Meeting was mailed or public disclosure was made. For example, if we provide notice of our 2006 Annual Meeting on April 14, 2006, for a 2006 Annual Meeting on May 9, 2006, any such proposal or nomination will be considered untimely if submitted to us after April 24, 2006. For purposes of the above, “public disclosure” means disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service, or in a document publicly filed by us with the Securities and Exchange Commission, or the SEC. As described in our Bylaws, the stockholder submission must include certain specified information concerning the proposal or nominee, as the case may be, and information as to the stockholder’s ownership of our common stock. If a stockholder gives notice of such a proposal after the deadline computed in accordance with our Bylaws, or the Bylaw Deadline, the stockholder will not be permitted to present the proposal to our stockholders for a vote at the 2006 Annual Meeting.

The rules of the SEC also establish a different deadline for submission of stockholder proposals that are not intended to be included in our proxy statement with respect to discretionary voting, or the Discretionary Vote Deadline. The Discretionary Vote Deadline for the 2006 Annual Meeting is March 8, 2006, the date which is 45 calendar days prior to the anniversary of the mailing date of this Proxy Statement. If a stockholder gives notice of such a proposal after the Discretionary Vote Deadline, our proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at the 2006 Annual Meeting.

Because the Bylaw Deadline is not capable of being determined until we publicly announce the date of our 2006 Annual Meeting, it is possible that the Bylaw Deadline may occur after the Discretionary Vote Deadline. In such a case, a proposal received after the Discretionary Vote Deadline but before the Bylaw Deadline would be eligible to be presented at the 2006 Annual Meeting and we believe that our proxy holders at such meeting would be allowed to use the discretionary authority granted by the proxy to vote against the proposal at such meeting without including any disclosure of the proposal in the proxy statement relating to such meeting.

CORPORATE GOVERNANCE AND OTHER MATTERS

Board Independence and Corporate Governance Guidelines

We have determined that all of our directors, other than M. Kenneth Oshman, are independent directors under the marketplace rules of the Nasdaq Stock Market and that all of our directors, other than Mr. Oshman, were independent directors under such marketplace rules in the three prior years. We have also determined that all directors serving as members of our Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee are independent under the marketplace rules of the Nasdaq Stock Market and the rules of the SEC. In addition, in January 2003, our Board appointed Arthur Rock as our Presiding Director. Mr. Rock retired from our Board of Directors on March 24, 2005, on which date Robert Maxfield was appointed Presiding Director. Under our Corporate Governance Guidelines, adopted by our Board of Directors in November 2002, the Presiding Director was selected by our non-employee directors and assumed the responsibilities of chairing meetings of non-employee directors, serving as the liaison between our Chief Executive Officer and our independent directors, approving Board of Directors’ meeting agendas and schedules and information flow to our Board of Directors and such further responsibilities that the non-employee directors as a whole designate from time to time. Our Corporate Governance Guidelines also give our Board of Directors responsibility over such matters as overseeing our Chief Executive Officer and other senior management in the competent and ethical operation of our company, gathering and analyzing information obtained from management, retaining counsel and expert advisors, and overseeing and monitoring the effectiveness of governance practices. A copy of our Corporate Governance Guidelines can be viewed at the investor relations section of our website at www.echelon.com.

Consideration of Stockholder Recommendations and Nominations

The Nominating and Corporate Governance Committee of our Board of Directors will consider both recommendations and nominations for candidates to our Board of Directors from stockholders. A stockholder that desires to recommend a candidate for election to our Board of Directors shall direct the recommendation in writing to the Company Corporate Secretary, Echelon Corporation, 550 Meridian Avenue, San Jose, California 95126, and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and the Company within the last three years and evidence of the nominating person’s ownership of Company stock and amount of stock holdings. For a stockholder recommendation to be considered by the Nominating and Corporate Governance Committee as a potential candidate at an annual meeting, nominations must be received on or before the deadline for receipt of stockholder proposals.

If, instead, a stockholder desires to nominate a person directly for election to our Board of Directors, the stockholder must follow the rules set forth by the SEC (see “Deadline for Receipt of Stockholder Proposals” above) and meet the deadlines and other requirements set forth in our Bylaws, including, (i) as to each person, if any, whom the stockholder proposes to nominate for election or re-election as a director: (a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such person, (c) the class and number of shares of our company which are beneficially owned by such person, (d) any other information relating to such person that is required by law to be disclosed in solicitations of proxies for election of directors and (e) such person’s written consent to being named as a nominee and to serving as a director if elected; and (2) as to the stockholder giving the notice: (a) the name and address, as they appear on our company’s books, of such stockholder, (b) the class and number of shares of our company which are beneficially owned by such stockholder and (c) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) relating to the nomination.

Identifying and Evaluating Nominees for Director

The Nominating and Corporate Governance Committee shall use the following procedures to identify and evaluate the individuals that it selects, or recommends that our Board of Directors select, as director nominees:

•	The Committee shall review the qualifications of any candidates who have been properly recommended or nominated by stockholders, as well as those candidates who have been identified by management, individual members of our Board of Directors or, if the Committee determines, a search firm. Such review may, in the Committee’s discretion, include a review solely of information provided to the Committee or may also include discussions with persons familiar with the candidate, an interview with the candidate or other actions that the Committee deems proper.

•	The Committee shall evaluate the performance and qualifications of individual members of our Board of Directors eligible for re-election at the annual meeting of stockholders.

•	The Committee shall consider the suitability of each candidate, including the current members of our Board of Directors, in light of the current size and composition of our Board of Directors. In evaluating the suitability of the candidates, the Committee considers many factors, including, among other things, issues of character, judgment, independence, diversity, age, expertise, diversity of experience, length of service, other commitments and the like. The Committee evaluates such factors, among others, and considers each individual candidate in the context of the current perceived needs of our Board of Directors as a whole. Except as may be required by rules promulgated by Nasdaq or the SEC, it is the current sense of the Committee that there are no specific minimum qualifications that must be met by each candidate for our Board of Directors, nor are there specific qualifies or skills that are necessary for one or more of the members of our Board of Directors to possess.

•	After such review and consideration, the Committee selects, or recommends that our Board of Directors select, the slate of director nominees, either at a meeting of the Committee at which a quorum is present or by unanimous written consent of the Committee.

•	The Committee will endeavor to notify, or cause to be notified, all director candidates of its decision as to whether to nominate such individual for election to our Board of Directors.

Stockholder Communication with our Board of Directors

Any stockholder may contact any of our directors by writing to them by mail or express mail c/o Echelon Corporation, 550 Meridian Avenue, San Jose, California 95126.

Any stockholder communications directed to our Board of Directors (other than concerns regarding questionable accounting or auditing matters directed to the Audit Committee or otherwise in accordance with our Financial Information Integrity Policy) will first go to our General Counsel, who will log the date of receipt of the communication as well as (for non-confidential communications) the identity of the correspondent in our stockholder communications log.

Unless the communication is marked “confidential,” our General Counsel will review, summarize and, if appropriate, draft a response to the communication in a timely manner. The summary and response will be in the form of a memo, which will become part of our stockholder communications log that our General Counsel maintains with respect to all stockholder communications.

At least quarterly, or more frequently as our General Counsel deems appropriate, our General Counsel will forward all such original stockholder communications along with the related memos to our Board of Directors for review.

Any stockholder communication marked “confidential” will be logged by our General Counsel as “received” but will not be reviewed, opened or otherwise held by our General Counsel. Such confidential correspondence will be immediately forwarded to the addressee(s) without a memo or any other comment by our General Counsel.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all directors, officers and employees of Echelon. The Code of Business Conduct and Ethics is posted on our Internet website. The address of our website is http://www.echelon.com, and the Code of Business Conduct and Ethics may be found under the investor relations section of the website. We will post any amendments to, or waivers from, our Code of Business Conduct and Ethics at that location on our website.

Attendance by Board Members at the Annual Meeting of Stockholders

It is the policy of our Board of Directors to strongly encourage board members to attend the annual meeting of stockholders. All but one member of our Board of Directors attended in person our annual meeting of stockholders on May 21, 2004.

PROPOSAL ONE

ELECTION OF DIRECTORS

General

We currently have seven members on our Board of Directors. In April 2005, following the retirement of Arthur Rock from our Board of Directors on March 24, 2005, we reduced the authorized number of directors from eight to seven. Our Board of Directors is divided into three classes, with each director serving a three-year term and one class being elected at each year’s Annual Meeting of Stockholders. Directors M. Kenneth Oshman and Larry W. Sonsini are the Class A directors whose terms will expire at the 2005 Annual Meeting of Stockholders and they have been nominated by our Board of Directors for reelection at the Annual Meeting of Stockholders to be held May 27, 2005. Directors Robert J. Finocchio, Jr., Armas Clifford Markkula, Jr. and Robert R. Maxfield are the Class B directors whose terms will expire at the 2006 Annual Meeting of Stockholders and Michael E. Lehman and Richard M. Moley are the Class C directors whose terms expire at the 2007 Annual Meeting of Stockholders. Until his retirement from our Board of Directors, Arthur Rock had served as a Class C director. We will consider increasing the size of our Board of Directors to eight members and appointing a replacement for Arthur Rock if a suitable candidate is identified. All of the directors, including the Class A nominees, are incumbent directors. There are no family relationships among any of our directors or executive officers, including any of the nominees mentioned above. Unless otherwise instructed, the holders of proxies solicited by this Proxy Statement will vote the proxies received by them for the two Class A nominees. In the event that either nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote for a nominee designated by the present Board of Directors to fill the vacancy. We are not aware of any reason that any nominee will be unable or will decline to serve as a director. Our Board of Directors recommends a vote “FOR” the election of each of the Class A nominees listed above.

Nominees

The names of the members of our Board of Directors, including the Class A nominees, their ages as of March 31, 2005 and certain information about them, are set forth below.

Name	Age	Principal Occupation
M. Kenneth Oshman (1) (2)	64	Chairman of the Board and Chief Executive Officer of Echelon

Robert J. Finocchio, Jr. (3)	54	Corporate director, private investor and part time professor

Michael E. Lehman (3)	54	Financial consultant

Armas Clifford Markkula, Jr. (4) (5)	63	Vice Chairman of the Board of Directors of Echelon

Robert R. Maxfield (3) (4)	63	Private investor

Richard M. Moley (4) (5)	66	Private investor

Larry W. Sonsini (2) (5)	64	Chairman of Wilson Sonsini Goodrich & Rosati, P.C.

(1)	Member of the Stock Option Committee.

(2)	Denotes nominee for election at the 2005 Annual Meeting of Stockholders.

(3)	Member of the Audit Committee.

(4)	Member of the Compensation Committee.

(5)	Member of the Nominating and Corporate Governance Committee.

M. Kenneth Oshman has been Chief Executive Officer of our company since December 1988 and Chairman of our Board of Directors since September 1989. He also served as our President from 1988 to 2001. Mr. Oshman, with three associates, founded ROLM Corporation, a telecommunications equipment company, in 1969. He was Chief Executive Officer, President and a director at ROLM from its founding until its merger with IBM in 1984. Following the merger, he became a Vice President of IBM and a member of its Corporate Management Board. He remained in that position until 1986. Prior to founding ROLM, Mr. Oshman was a member of the technical staff at Sylvania Electric Products from 1963 to 1969. Mr. Oshman also serves as a director of Sun Microsystems and Knight-Ridder. Mr. Oshman earned B.A. and B.S.E.E. degrees from Rice University and M.S. and Ph.D. degrees in Electrical Engineering from Stanford University.

Robert J. Finocchio, Jr. has been a director of our company since August 1999. Mr. Finocchio served as Chairman of the Board of Informix Corporation, an information management software company, from August 1997 to September 2000. Since September 2000, Mr. Finocchio has been a dean’s executive professor at Santa Clara University’s Leavey School of Business. From July 1997 until July 1999, Mr. Finocchio served as President and Chief Executive Officer of Informix. From December 1988 until May 1997, Mr. Finocchio was employed with 3Com Corporation, a global data networking company, where he held various positions, most recently serving as President, 3Com Systems. Mr. Finocchio also serves as a director of Altera Corp., PalmSource, Inc. and Pinnacle Systems, Inc. Mr. Finocchio is also a Trustee of Santa Clara University. Mr. Finocchio holds a B.S. degree in economics from Santa Clara University and an M.B.A. degree from the Harvard Business School.

Michael E. Lehman has been a director of our company since November 2002. During the past 15 years, Mr. Lehman held various management positions at Sun Microsystems, Inc., a provider of computer systems and professional support services. While at Sun, he served as Executive Vice President from July 2002 until his resignation from his employment position in September 2002. From July 2000 to July 2002, he served as Executive Vice President, Corporate Resources and Chief Financial Officer, and as Vice President, Corporate Resources and Chief Financial Officer from January 1998 to July 2000. He served as Vice President and Chief Financial Officer from February 1994 to January 1998. Mr. Lehman held various positions in the finance organization of Sun from August 1987 to February 1994. Prior to his tenure at Sun, Mr. Lehman was a senior manager in the San Francisco office of PricewaterhouseCoopers, the international accounting firm, where he was responsible for audits of multinational entities. Mr. Lehman is also a director of Sun Microsystems, MGIC Investment Corporation and NetIQ Corporation. Mr. Lehman holds a B.B.A. degree in accounting from the University of Wisconsin-Madison.

Armas Clifford Markkula, Jr. is the founder of our company and has served as a director since 1988. He has been Vice Chairman of our Board of Directors since 1989. Mr. Markkula was Chairman of the Board of Apple Computer, Inc. from January 1977 to May 1983 and from October 1993 to February 1996 and was a director from 1977 to 1997. A founder of Apple, he held a variety of positions there, including President/Chief Executive Officer and Vice President of Marketing. Prior to founding Apple, Mr. Markkula was with Intel Corporation as Marketing Manager, Fairchild Camera and Instrument Corporation as Marketing Manager in the Semiconductor Division, and Hughes Aircraft as a member of the technical staff in the company’s research and development laboratory. Mr. Markkula is a trustee of Santa Clara University. Mr. Markkula received B.S. and M.S. degrees in Electrical Engineering from the University of Southern California.

Robert R. Maxfield has been a director of our company since 1989. He was a co-founder of ROLM in 1969, and served as Executive Vice President and a director until ROLM’s merger with IBM in 1984. Following the merger, he continued to serve as Vice President of ROLM until 1988. Since 1988, he has been a private investor, and is a consulting professor in the Management Science and Engineering Department at Stanford University. Dr. Maxfield was a partner with Kleiner, Perkins, Caufield & Byers, a venture capital firm, from 1989 to 1992. Dr. Maxfield received B.A. and B.S.E.E. degrees from Rice University, and M.S. and Ph.D. degrees in Electrical Engineering from Stanford University.

Richard M. Moley has been a director of our company since February 1997. Since August 1997, Mr. Moley has been a private investor. From July 1996 to August 1997, he served as Senior Vice President, Wide Area Business Unit and as a director of Cisco Systems, following Cisco Systems’ purchase of StrataCom, Inc., where he was Chairman of the Board, Chief Executive Officer and President. Mr. Moley also serves as a director of Linear Technology and Spirent PLC. Mr. Moley received a B.S. degree in Electrical Engineering from Manchester University, an M.S. degree in Electrical Engineering from Stanford University and an M.B.A. degree from Santa Clara University.

Larry W. Sonsini has been a director of our company since 1993. Mr. Sonsini serves as Chairman of the law firm of Wilson Sonsini Goodrich & Rosati, P.C., where he has practiced since 1966. Mr. Sonsini also serves as a director of LSI Logic Corporation, Pixar and Silicon Valley Bancshares. Mr. Sonsini received an A.B. degree in Political Science and Economics and an L.L.B. degree from the University of California at Berkeley.

Board Meetings

Our Board of Directors held seven meetings in 2004. Each director is expected to attend each meeting of our Board of Directors and those Committees on which he serves. During 2004, no director attended fewer than 75% of the aggregate of the total number of meetings of our Board of Directors and the total number of meetings held by all committees of our Board of Directors on which such director served, except for Armas Clifford

Markkula, Jr., who attended 71% of applicable meetings. Certain matters were approved by our Board of Directors or a Committee of our Board of Directors by unanimous written consent.

Board Committees

Our Board of Directors currently has a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. The Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee each has a written charter that has been approved by our Board of Directors, copies of which can be viewed at the investor relations section of our website at www.echelon.com. Pursuant to our 1997 Stock Option Plan, our Board delegated authority to Mr. Oshman to grant stock options to employees who are not executive officers of up to a maximum of 25,000 shares per person per year and, generally, up to an aggregate of 250,000 shares per year. The Compensation Committee, Audit Committee, and Nominating and Corporate Governance Committee are described as follows:

Audit Committee: In 2004, the Audit Committee consisted of directors Robert J. Finocchio, Jr., Michael E. Lehman and Arthur Rock. Arthur Rock retired from our Board of Directors and the Audit Committee on March 24, 2005, on which date Robert R. Maxfield was appointed to the Audit Committee. The current members of the Audit Committee are Robert J. Finocchio, Jr. (Chair), Michael E. Lehman and Robert R. Maxfield. The Board has determined that directors Finocchio and Lehman are “audit committee financial experts” as that term is defined in Item 401(h) of Regulation S-K of the Securities Act of 1933, as amended, and that both members of our Audit Committee are independent within the meaning of Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards. The Audit Committee held seven meetings in 2004. The purposes of the Audit Committee are to:

•	oversee our accounting and financial reporting processes and the internal and external audits of our financial statements;

•	assist our Board of Directors in the oversight and monitoring of (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications, independence and performance, and (4) our internal accounting and financial controls;

•	outline to our Board of Directors the results of its monitoring and recommendations derived therefrom and improvements made, or to be made, in internal accounting controls;

•	prepare the report that the rules of the SEC require to be included in our annual proxy statement;

•	appoint independent auditors; and

•	provide to our Board of Directors such additional information and materials as it may deem necessary to make our Board of Directors aware of significant financial matters that require the attention of our Board of Directors.

The responsibilities of the Audit Committee include the continuous review of the adequacy of our system of internal controls; oversight of the work of our independent auditors, including a post-audit review of the financial statements and audit findings; oversight of compliance with SEC requirements regarding audit related matters; review, in conjunction with counsel, any legal matters that could significantly impact our financial statements; and oversight and review of our information technology and management information systems policies and risk management policies, including our investment policies.

Compensation Committee: In 2004, the Compensation Committee consisted of directors Robert R. Maxfield and Richard M. Moley. On March 24, 2005, Armas Clifford Markkula, Jr. was appointed to the Compensation Committee. The current members of the Compensation Committee are Armas Clifford Markkula, Jr., Robert R. Maxfield (Chair) and Richard M. Moley. The Compensation Committee held two meetings in 2004. The purposes of the Compensation Committee are to:

•	discharge the responsibilities of our Board of Directors relating to compensation of our executive officers;

•	approve and evaluate executive officer compensation plans, policies and programs; and

•	produce an annual report on executive compensation for inclusion in our proxy statement.

The responsibilities of the Compensation Committee include annually reviewing and approving, for our Chief Executive Officer and our other executive officers, (1) annual base salary, (2) annual incentive bonus, including the specific goals and amount, (3) equity compensation, (4) employment agreements, severance arrangements and change in control agreements and provisions and (5) any other benefits, compensation or arrangements; and conducting an annual review of the performance of our Chief Executive Officer.

Nominating and Corporate Governance Committee: In 2004, the Nominating and Corporate Governance Committee consisted of directors Arthur Rock and Larry Sonsini. Arthur Rock retired from our Board of Directors and the Nominating and Corporate Governance Committee on March 24, 2005, on which date Armas Clifford Markkula, Jr. and Richard M. Moley were appointed to the Nominating and Corporate Governance Committee. The current members of the Nominating and Corporate Governance Committee are Armas Clifford Markkula, Jr., Richard M. Moley and Larry Sonsini (Chair). The Nominating and Corporate Governance Committee held one meeting in 2004. The purposes of the Nominating and Corporate Governance Committee are to:

•	assist our Board of Directors by identifying prospective director nominees and to recommend to our Board of Directors the director nominees for the next annual meeting of stockholders;

•	develop and recommend to our Board of Directors the governance principles applicable to our company;

•	oversee the evaluation of our Board of Directors and management; and

•	recommend to our Board of Directors director nominees for each committee.

The responsibilities of the Nominating and Corporate Governance Committee include evaluating the composition, organization and governance of our Board of Directors and its committees, including determining future requirements; receiving and evaluating complaints that may be rendered under our code of business conduct and ethics and proposing actions in response thereto; overseeing the performance evaluation process of our Board of Directors; making recommendations to our Board of Directors concerning the appointment of directors to committees, selecting Board committee chairs and proposing the slate of directors for election; and making recommendations to our Board of Directors regarding compensation for non-employee directors and Board committee members.

Director Compensation

In November 2002, we determined that in consideration for service on our Board of Directors, each non-employee director shall receive a cash payment of $20,000 per fiscal year, to be payable on or before the day of the first meeting of our Board of Directors in each fiscal year. In addition, we determined that in consideration for service on our Board of Directors or on one or more of our Compensation and/or Nominating and Corporate Governance Committees of our Board of Directors, each non-employee director shall receive a cash payment of $1,000 per Board of Directors meeting or Committee meeting attended, to be payable on the date of each such meeting so attended. In addition, we determined that in consideration of the significantly greater time commitment and potential risk exposure for serving as a member of our Audit Committee, each non-employee director shall receive a cash payment of $2,000 per Audit Committee meeting attended, to be payable on the date of each such meeting so attended. In addition, non-employee directors are eligible to participate in our 1998 Director Option Plan which provides for the automatic grant of an option to purchase 25,000 shares of common stock to each non-employee director who first becomes a non-employee director after May 29, 1998. In addition, each non-employee director shall automatically be granted a 10,000 share option on the date of each annual meeting of stockholders, provided he or she is re-elected to our Board of Directors or otherwise remains on our Board of Directors on such date and provided that on such date he or she shall have served on our Board of Directors for at least the preceding six months. All options granted under this plan are fully vested at grant. During 2004, Messrs. Finocchio, Lehman, Markkula, Maxfield, Moley, Rock and Sonsini were each granted a 10,000 share option at a per share exercise price of $10.31.

Vote Required

Directors shall be elected by a plurality vote. The two Class A nominees for director receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors. Votes against, abstentions and broker non-votes have no legal effect on the election of directors due to the fact that such elections are by a plurality.

Board Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSED SLATE OF CLASS A DIRECTORS.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

With authority granted by our Board of Directors, the Audit Committee of our Board of Directors has appointed KPMG LLP as our independent auditors to audit our consolidated financial statements for the fiscal year ending December 31, 2005, and our Board of Directors recommends that our stockholders vote “FOR” ratification of such appointment.

KPMG LLP was appointed as our independent public accountants on March 21, 2002, when we retained KPMG LLP to perform the annual audit of our financial statements for the fiscal year ending December 31, 2002. A representative of KPMG LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions from our stockholders.

Audit and Non-Audit Fees

The following table sets forth fees for services KPMG LLP provided during fiscal years 2004 and 2003:

	2004		2003
Audit fees (1)		$820,000		$202,200
Audit-related fees	$		$
Tax fees	$		$
All other fees	$		$

Total		$820,000		$202,200

(1)	Represents fees for professional services provided in connection with the audit of our annual financial statements and review of our quarterly financial statements, advice on accounting matters that arose during the audit and audit services provided in connection with other statutory or regulatory filings.

The Audit Committee has considered whether the non-audit services provided by KPMG LLP are compatible with maintaining the independence of KPMG LLP and has concluded that the independence of KPMG LLP is maintained and is not compromised by the services provided. In accordance with its charter, the Audit Committee approves in advance all audit and non-audit services to be provided by KPMG LLP. During fiscal year 2004, 100% of the services were pre-approved by the Audit Committee in accordance with this policy.

Stockholder ratification of the selection of KPMG LLP as our independent public accountants is not required by our Bylaws or other applicable legal requirement. However, our Board of Directors is submitting the selection of KPMG LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee at its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in our best interests and the best interests of our stockholders.

SHARE OWNERSHIP BY PRINCIPAL STOCKHOLDERS AND MANAGEMENT

To our knowledge, the following table sets forth certain information with respect to beneficial ownership of our common stock, as of March 31, 2005, for:

•	each person who we know beneficially owns more than 5% of our common stock;

•	each of our directors;

•	each of our executive officers set forth in the Summary Compensation Table; and

•	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Except as indicated by footnote, and subject to applicable community property laws, each person identified in the table possesses sole voting and investment power with respect to all shares of common stock shown held by them. The number of shares of common stock outstanding used in calculating the percentage for each listed person includes shares of common stock underlying options held by such person that are exercisable within 60 calendar days of March 31, 2005, but excludes shares of common stock underlying options held by any other person. Percentage of beneficial ownership is based on 40,884,027 shares of common stock outstanding as of March 31, 2005.

Name	Shares Beneficially Owned	Percentage Beneficially Owned
5% Stockholders:
ENEL S.p.A. (1)	3,000,000	7.3%

Directors and Executive Officers:
M. Kenneth Oshman (2)	6,205,381	14.9%
Armas Clifford Markkula, Jr. (3)	1,837,038	4.5%
Beatrice Yormark (4)	1,168,229	2.8%
Oliver R. Stanfield (5)	1,133,963	2.8%
Frederik H. Bruggink (6)	451,250	1.1%
Robert R. Maxfield (7)	443,037	1.0%
Richard M. Moley (7)	205,589	*
Robert J. Finocchio, Jr. (7)	95,000	*
Kathleen B. Bloch (8)	89,375	*
Larry W. Sonsini (9)	73,261	*
Michael E. Lehman (10)	50,000	*
All directors and executive officers as a group (13 persons) (11)	11,914,623	27.6%

*	Less than 1%.

(1)	Principal address is Viale Regina Margherita 137, Rome, Italy 00198.

(2)	Mr. Oshman’s principal address is c/o Echelon Corporation, 550 Meridian Avenue, San Jose, California 95126. Includes 4,888,433 shares held by M. Kenneth Oshman and Barbara S. Oshman, Trustees of the Oshman Trust dated July 10, 1979, 488,428 shares held by O-S Ventures, of which Mr. Oshman is general partner, and an aggregate of 38,520 shares held by trusts, not for the benefit of Mr. Oshman, of which Mr. Oshman serves as trustee and as to which Mr. Oshman disclaims beneficial ownership. Includes options to purchase 790,000 shares of common stock exercisable within 60 calendar days of March 31, 2005, all of which shares are vested at March 31, 2005.

(3)	Includes 1,635,110 shares held by Armas Clifford Markkula, Jr. and Linda Kathryn Markkula, Trustees of the Restated Arlin Trust Dated December 12, 1990, and 151,928 shares held by the Markkula Family Limited Partnership. Mr. Markkula and his spouse disclaim beneficial ownership of all but 27,500 of the shares held by the Markkula Family Limited Partnership. Includes options to purchase 50,000 shares of common stock exercisable within 60 calendar days of March 31, 2005, all of which shares are vested at March 31, 2005.

(4)	Includes 808,229 shares held by Justin C. Walker and Beatrice Yormark, Trustees of the Walker-Yormark Family Trust Dated October 2, 1992. Includes options to purchase 360,000 shares of common stock exercisable within 60 calendar days of March 31, 2005, all of which shares are vested at March 31, 2005.

(5)	Includes 603,113 shares by held by Oliver Rueben Stanfield and Janet Helen Stanfield, Trustees of the Stanfield Family Trust UDT dated February 2, 2001. Includes an aggregate of 170,600 shares held in individual retirement accounts for the benefit of Mr. Stanfield and his spouse and 250 shares held by Mr. Stanfield’s spouse. Includes options to purchase 360,000 shares of common stock exercisable within 60 calendar days of March 31, 2005, all of which shares are vested at March 31, 2005.

(6)	Includes options to purchase 228,750 shares of common stock exercisable within 60 calendar days of March 31, 2005, of which 145,574 shares are vested at March 31, 2004.

(7)	Includes options to purchase 50,000 shares of common stock exercisable within 60 calendar days of March 31, 2005, all of which shares are vested at March 31, 2005.

(8)	Includes options to purchase 84,375 shares of common stock exercisable within 60 calendar days of March 31, 2005, of which 78,125 shares are vested at March 31, 2005.

(9)	Includes 9,000 shares held by a partnership account of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as to which Mr. Sonsini disclaims beneficial ownership except as to his pecuniary interest therein. Includes options to purchase 50,000 shares of common stock exercisable within 60 calendar days of March 31, 2005, all of which shares are vested at March 31, 2005.

(10)	Includes 5,000 shares held by Michael E. Lehman, Trustee of the Repulse Bay Road Living Trust. Includes options to purchase 45,000 shares of common stock exercisable within 60 calendar days of March 31, 2005, all of which shares are vested at March 31, 2005.

(11)	Includes options to purchase an aggregate of 2,280,625 shares of common stock exercisable within 60 calendar days of March 31, 2005, of which 2,173,490 shares are vested at March 31, 2005.

OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, directors and persons who own more than 10% of a registered class of our equity securities to file certain reports with the SEC regarding ownership of, and transactions in, our securities. Such officers, directors and 10% stockholders are also required by the SEC to furnish us with copies of all Section 16(a) forms that they file.

Based solely on our review of such forms furnished to us and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and more than 10% stockholders were complied with during the fiscal year ended December 31, 2004, except that Michael Lehman was late with a Form 4 filing to report a stock sale in February 2004.

Certain Transactions

Loans to Employees

On October 29, 2001, we loaned Russell Harris, our Senior Vice President of Operations, $1,000,000 to purchase a principal residence. Mr. Harris issued to us a promissory note secured by residential real estate. The note bears interest at the rate of 4.5% per annum, compounded monthly. The interest accruing under the note is due and payable in monthly installments over the nine year term of the note, and the principal is due and payable on October 29, 2010, subject to earlier repayment upon the occurrence of certain events. The terms of this loan have never been amended.

Acceleration of Option Vesting

On September 17, 2004 our Board of Directors approved an option exchange program pursuant to which eligible employees of our company could exchange certain high priced options for new lower priced options. As it was determined that M. Kenneth Oshman, Beatrice Yormark and Oliver R. Stanfield (our Chairman and Chief Executive Officer, President and Chief Operating Officer, and Executive Vice President and Chief Financial Officer, respectively) would not be eligible to participate in the option exchange program, 308,949 unvested option shares held by Mr. Oshman and 179,792 unvested option shares held by each of Ms. Yormark and Mr. Stanfield were accelerated in full effective September 17, 2004.

Grant of Performance Shares

On January 25, 2005, the Compensation Committee of our Board of Directors adopted a management bonus plan for 2005, pursuant to which an aggregate of 112,680 shares of our common stock, designated as performance shares, will be issued on January 2, 2007 under our 1997 Stock Plan to members of management, subject to such managers continuing to be employed by our company on such date. The following number of performance shares are to be issued to our current executive officers: Anders Axelsson, 7,386 shares; Kathleen B. Bloch, 5,170 shares; Frederik Bruggink, 2,775 shares; Russell Harris, 7,386 shares; M. Kenneth Oshman, 36,928 shares; Oliver R. Stanfield, 11,079 shares; and Beatrice Yormark, 11,079 shares.

Agreements with ENEL

Pursuant to a research and development and technological cooperation agreement, dated June 28, 2000, as amended, between our company and ENEL Distribuzione SpA, an affiliate of ENEL S.p.A. (“ENEL”), we are cooperating with ENEL to integrate our LONWORKS system into ENEL’s remote metering management project in Italy. Through this project, ENEL is replacing its existing stand-alone electricity meters with networked electricity meters to 27 million customers throughout ENEL’s service territory.

Pursuant to a common stock purchase agreement, dated June 30, 2000, between our company and ENEL, ENEL agreed to purchase, for cash, three million newly issued shares of our common stock for a purchase price to be based on the average trading price prior to the closing (subject to a minimum price of $87.3 million and a maximum price of $130.9 million). The closing of this stock purchase occurred on September 11, 2000. Based on the average price of our common stock prior to that date, the total purchase price for the three million shares was $130.9 million and after deducting expenses associated with the transaction, we received $130.7 million. It was agreed that until the earlier of September 11, 2003 or 30 days following the termination of the research and development and technological cooperation agreement with ENEL Distribuzione, ENEL would not, except under limited circumstances, sell or otherwise transfer such shares. As a result, ENEL is now free to sell shares of our common stock. The stock purchase agreement also gives ENEL the right to nominate a member of our Board of Directors as long as ENEL owns at least two million shares of our common stock. As a condition to the closing of the stock purchase agreement, our directors and our Chief Financial Officer agreed to enter into a voting agreement with ENEL in which each of them agreed to vote the shares of our company’s common stock that they beneficially own or control in favor of ENEL’s nominee to our Board of Directors. M. Francesco Tatò served as ENEL’s representative on our Board of Directors from September 2000 until June 2002. ENEL has not nominated a replacement for Mr. Tatò on our Board of Directors.

Pursuant to a registration rights agreement, dated September 11, 2000, between our company and ENEL, ENEL may, subject to certain conditions and limitations, request that we register the shares purchased under the common stock purchase agreement. In the event we elect to register any of our securities, ENEL may, subject to certain limitations, include the shares purchased under the common stock purchase agreement in such registration.

Stock Option Grants

In addition to the option grants listed below under “Option Grants in Last Fiscal Year”, in 2004 we granted stock options under our 1997 Stock Plan to the following executive officers as of the grant date and for the number of shares of common stock and at the exercise price set forth below opposite their names:

Officer	Date of Grant	Shares Granted (#)		Per Share Exercise Price ($)	Expiration Date
Anders Axelsson	03/17/2004	60,000	(1)	10.89	03/17/2009
Russell Harris	03/17/2004	60,000	(1)	10.89	03/17/2009
Peter A. Mehring (2)	03/17/2004	60,000	(1)	10.89	03/17/2009

(1)	One-fourth of the shares vest on the one year anniversary of the date of grant and one-forty-eighth of the shares vest at the end of each month thereafter, subject to the employee’s continued employment with our company.

(2)	Effective November 24, 2004, Peter Mehring resigned as Senior Vice President of Engineering of our company. All 60,000 shares subject to the option were returned to our 1997 Stock Plan.

Air Travel Arrangement

From time to time, Mr. Oshman, our Chairman and Chief Executive Officer, uses private air travel services for business trips for himself and for any employees accompanying him. These private air travel services are provided by certain entities controlled by Mr. Oshman or Mr. Markkula, a director of our company. Our net cash outlay with respect to such private air travel services is no greater than comparable first class commercial air travel services. Such net outlays to date have not been material.

Legal Services

During fiscal year 2004, the law firm of Wilson Sonsini Goodrich & Rosati, P.C. acted as principal outside counsel to our company. Mr. Sonsini, a director of our company, is a member of Wilson Sonsini Goodrich & Rosati, P.C.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning the compensation that we paid during the last three fiscal years to our Chief Executive Officer and to each of our four other most highly compensated executive officers serving as of December 31, 2004 who earned more than $100,000 in 2004. All option grants were made under our 1997 Stock Plan.

	Annual Compensation				Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)		Securities Underlying Options (#)	All Other Compensation ($)
M. Kenneth Oshman Chairman of the Board and Chief Executive Officer	2004 2003 2002	100,000 100,000 100,000	71,775 283,676 319,200		120,000 120,000 200,000	2,640 2,024 1,584	(1)

Beatrice Yormark President and Chief Operating Officer	2004 2003 2002	325,000 325,000 325,000	20,411 80,670 90,773		80,000 80,000 100,000	2,318 2,177 1,793	(1)

Oliver R. Stanfield Executive Vice President & Chief Financial Officer	2004 2003 2002	325,000 325,000 325,000	20,411 80,670 90,773		80,000 80,000 100,000	2,318 2,177 1,815	(1)

Frederik H. Bruggink (2) Senior Vice President and General Manager - Service Provider Group	2004 2003 2002	360,102 328,218 300,000	879 46,157 59,850	(3)	60,000 50,000 80,000	14,511 11,584 12,587	(4)

Kathleen B. Bloch (5) Senior Vice President and General Counsel	2004 2003 2002	300,000 275,000 —	10,766 21,276 —		60,000 166,000 —	1,743 1,376 —	(1)

(1)	Consists of premiums paid by the Company for life insurance coverage.

(2)	Commencing in 2004, Mr. Bruggink’s compensation was paid in euros. Translation of compensation into U.S. dollars is made using the average exchange rate in effect for the month of payment. Due to the variation of the exchange rate of the U.S. dollar against the euro, the U.S. dollar values do not reflect precise compensation rates.

(3)	Includes bonus payment of € 123 (approximately $162) and commission payment of € 546 (approximately $718).

(4)	Includes premiums of $1,584 paid by the Company for life insurance coverage and € 9,650 (approximately $12,927) in pension plan payment.

(5)	Ms. Bloch commenced employment with our company in February 2003. On October 21, 2004, 54,783 of the shares subject to the 60,000 share option granted in 2004, and 14,333 of the shares subject to a 16,000 share option granted in 2003, were cancelled pursuant to an option exchange program approved by our Board of Directors on September 17, 2004.

Option Grants in Last Fiscal Year

The following table sets forth certain information with respect to stock options granted to our Chief Executive Officer and to each of our four other most highly compensated executive officers serving as of December 31, 2004 who earned more than $100,000 in 2004. We have never granted any stock appreciation rights. All option grants were made under our 1997 Stock Plan.

	Individual Grants
	Number of Securities Underlying Options Granted (#)		% of Total Options Granted to Employees In Fiscal Year (%)(5)	Exercise Price Per Share ($)(6)	Expiration Date	Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation For Option Term ($)(7)
Name						5%	10%
M. Kenneth Oshman	120,000	(1)(2)	6.0	10.89	03/17/2009	361,045	797,814
Beatrice Yormark	80,000	(2)(3)	4.0	10.89	03/17/2009	240,697	531,876
Oliver R. Stanfield	80,000	(2)(3)	4.0	10.89	03/17/2009	240,697	531,876
Frederik H. Bruggink	60,000	(1)	3.0	10.89	03/17/2009	180,522	398,907
Kathleen B. Bloch	60,000	(3)(4)	3.0	10.89	03/17/2009	180,522	398,907

(1)	This option was granted on March 17, 2004, subject to vesting at the rate of one-fourth of the shares on March 17, 2005 and as to one-forty-eighth of the shares at the end of each month thereafter, subject to the employee’s continued employment with our company. The option agreement permits exercise prior to full vesting, subject to the employee entering into a restricted stock purchase agreement with respect to unvested shares.

(2)	Effective September 17, 2004, the vesting of this option was accelerated in full. See “Other Information—Certain Transactions—Acceleration of Option Vesting”.

(3)	This option was granted on March 17, 2004, subject to vesting at the rate of one-fourth of the shares on March 17, 2005 and as to one-forty-eighth of the shares at the end of each month thereafter, subject to the employee’s continued employment with our company.

(4)	On October 21, 2004, 54,783 of the shares subject to this option were cancelled pursuant to an option exchange program approved by our Board of Directors on September 17, 2004.

(5)	Based on a total of 1,996,475 options granted to all employees in the fiscal year ended December 31, 2004.

(6)	The exercise price per share is equal to the closing price of our common stock on the market trading day immediately preceding the date of grant.

(7)	Potential gains are net of the exercise price but before taxes associated with the exercise. The 5% and 10% assumed annual rates of compounded stock appreciation based upon the deemed fair market value are for illustrative purposes only and do not represent our company’s estimate or projection of the future common stock price. Actual gains, if any, on stock option exercises are dependent on several factors, including our company’s future financial performance, overall market conditions, and the option holder’s continued employment with our company. There can be no assurance that the amounts reflected in this table will be achieved.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth certain information concerning shares acquired upon exercise of stock options in the fiscal year ended December 31, 2004 and exercisable and unexercisable options held as of December 31, 2004 by our Chief Executive Officer and by each of our four other most highly compensated executive officers serving as of December 31, 2004 who earned more than $100,000 in 2004.

Name	Shares Acquired on Exercise(#)		Value Realized($)(2)	Number of Securities Underlying Unexercised Options at December 31, 2004 (#)(3)			Value of Unexercised In-the-Money Options at December 31, 2004 ($)(4)
				Exercisable		Unexercisable	Exercisable	Unexercisable
M. Kenneth Oshman	150,000		665,550	790,000	(5)	—	—	—
Beatrice Yormark	75,000	(1)	308,025	360,000	(6)	—	—	—
Oliver R. Stanfield	—		—	360,000	(6)	—	—	—
Frederik H. Bruggink	—		—	218,333	(7)	21,667	—	—
Kathleen B. Bloch	—		—	68,750	(8)	88,134	—	—

(1)	47,423 previously owned shares were surrendered in payment of the exercise price of 75,000 shares and 7,997 shares were disposed of in payment of taxes related to the exercise, leaving Ms. Yormark with a net exercise of 19,580 shares.

(2)	The value realized is based on the closing price of our common stock on the date of exercise, minus the per share exercise price, multiplied by the number of shares exercised.

(3)	Certain options granted to Frederik H. Bruggink under our 1997 Stock Plan may be exercised immediately upon grant and prior to full vesting, subject to Mr. Bruggink entering into a restricted stock purchase agreement with respect to unvested shares.

(4)	The value of underlying securities is based on the $8.44 per share closing price of our common stock on December 31, 2004 minus the aggregate exercise price.

(5)	Includes 790,000 vested shares and no unvested shares as of December 31, 2004.

(6)	Includes 360,000 vested shares and no unvested shares as of December 31, 2004.

(7)	Includes 119,374 vested shares and 98,959 unvested shares as of December 31, 2004.

(8)	Includes 68,750 vested shares and no unvested shares as of December 31, 2004.

Compensation Committee Interlocks and Insider Participation

During 2004, the Compensation Committee was comprised of Robert R. Maxfield and Richard M. Moley, both of whom were non-employee directors. No interlocking relationship exists between any member of our Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

Equity Compensation Plan Information

The following table provides information as of December 31, 2004 about our equity compensation plans under which shares of our common stock may be issued to employees, consultants or members of our Board of Directors:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
Equity compensation plans approved by security holders(1)(2)(3)(4)	5,594,842	$14.91	8,109,556
Equity compensation plans not approved by security holders	—	—	—

Total	5,594,842	$14.91	8,109,556

(1)	These plans include our 1997 Stock Plan and our 1998 Director Option Plan.

(2)	The number of shares reserved for issuance under our 1997 Stock Plan is subject to an automatic annual increase equal to the lesser of (i) 5,000,000 shares, (ii) 4% of our outstanding common stock on the first day of our fiscal year or (iii) a lesser number of shares determined by our Board of Directors.

(3)	The number of shares reserved for issuance under our 1998 Director Option Plan is subject to an automatic annual increase equal to the lesser of (1) 100,000 shares or (2) a lesser number of shares determined by our Board of Directors.

(4)	Pursuant to an option exchange program approved by our Board of Directors on September 17, 2004, an aggregate of 3,816,812 option shares outstanding under our 1997 Stock Plan were canceled on October 21, 2004. Up to an aggregate of 2,327,334 replacement option shares will be issued to employees of our company under our 1997 Stock Plan on April 22, 2005.

REPORT OF THE COMPENSATION COMMITTEE OF OUR BOARD OF DIRECTORS

Notwithstanding any statement to the contrary in any of our previous or future filings with the SEC, this board compensation committee report on executive compensation shall not be deemed “filed” with the SEC or “soliciting material” under the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any such filings.

The Compensation Committee sets the compensation of our Chief Executive Officer, reviews the design and effectiveness of compensation programs for other key executives, and approves stock option grants for our employees. The Committee is comprised entirely of non-employee directors who have never served as officers of our company.

The goals of the Compensation Committee are to align compensation with our performance and objectives and to attract, retain and reward executive officers and employees whose contributions are critical to the long-term success of our company.

The primary components of our executive compensation package are salary, commissions for sales executives and stock options. We set our compensation package to be competitive with the marketplace.

Salary

The level of base salary for executive officers is set based upon their scope of responsibility, level of experience and individual performance. The salary range for each position is reviewed against the Radford Survey (a third-party compensation survey) data for high-tech companies with similar sales volumes located in the same geographic area. Additionally, the Compensation Committee takes into account general business and economic conditions and current circumstances of our company.

Commission for sales executives

Our 2003 sales commission plan provided the opportunity for commission payments based on meeting our revenue and other business objectives.

Stock options

The Compensation Committee believes that the granting of stock options is an important method of rewarding and motivating our employees by aligning employees’ interests with our stockholders. The Compensation Committee also recognizes that a stock incentive program is a necessary element in a competitive compensation package. The program utilizes a vesting schedule to encourage our employees to continue in the employ of our company and to encourage employees to maintain a long-term perspective. In determining the size of stock option grants, the Compensation Committee focuses primarily on the employees’ current and expected future value to our company. The Compensation Committee also considers the number of unvested options held by the employee.

Management bonus plan

On December 18, 2003 and March 12, 2004, the Compensation Committee, with the approval of our Board of Directors on March 12, 2004, approved a management bonus plan for certain of our officers that provided for potential cash bonus awards, with target bonuses ranging from approximately $15,000 per year to approximately $400,000 per year, for the fiscal year ended December 31, 2004. The bonus plan was tied to specific performance criteria, including targeted operating income before taxes, profits, LonWorks infrastructure revenue and Networked Energy Services revenue. Actual bonuses paid ranged from less than $200 to $71,775.

Compensation of the Chief Executive Officer

On December 18, 2003, the Compensation Committee, with the approval of our Board of Directors on March 12, 2004, set Mr. Oshman’s base salary at $100,000 with a targeted cash bonus, in connection with our management bonus plan, of approximately $400,000 for the fiscal year ended December 31, 2004. The bonus plan compensation was tied to specific performance criteria, including targeted operating income before taxes, profits, LonWorks infrastructure revenue and Networked Energy Services revenue. The actual bonus paid for fiscal year 2004 was $71,775.

On March 17, 2004, the Compensation Committee, in consultation with our Board of Directors, granted Mr. Oshman an option to purchase 120,000 shares of our common stock at an exercise price of $10,89, the then current fair market value. As originally granted, twenty-five percent of the option vested on May 21, 2004 and 1/48 of the shares subject to the option were to vest each month thereafter until fully vested on May 21, 2007. Effective September 17, 2004, the vesting of this option was accelerated in full. See “Other Information—Certain Transactions—Acceleration of Option Vesting”.

Compensation Committee

Robert R. Maxfield, Chairman

Armas Clifford Markkula, Jr.

Richard M. Moley

REPORT OF THE AUDIT COMMITTEE OF OUR BOARD OF DIRECTORS

Notwithstanding any statement to the contrary in any of our previous or future filings with the SEC, this report of the audit committee of the board of directors shall not be deemed “filed” with the SEC or “soliciting material” under the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any such filings.

The Audit Committee of our Board of Directors serves as the representative of our Board of Directors for general oversight of our financial accounting and reporting process, system of internal control, audit process, and process for monitoring compliance with laws and regulations. Our management has primary responsibility for preparing our financial statements and our financial reporting process. Our independent accountants, KPMG LLP, are responsible for expressing an opinion on the conformity of our fiscal year 2004 audited financial statements to generally accepted accounting principles. In this context, the Audit Committee hereby reports as follows:

1. The Audit Committee has reviewed and discussed the audited financial statements with our management, including a discussion of the quality and acceptability of the financial reporting, the reasonableness of significant accounting judgments and estimates and the clarity of disclosures in the financial statements. In connection with this review and discussion, the Audit Committee asked a number of follow-up questions of management and our independent accountants to help give the Audit Committee comfort in connection with its review.

2. The Audit Committee has discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (“SAS No. 61”), Communication with Audit Committees, as modified or supplemented.

3. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as modified or supplemented, and has discussed with them their independence.

4. Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to our Board of Directors, and our Board of Directors has approved, that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2004, for filing with the SEC.

Our Board of Directors has adopted a written charter for the Audit Committee, a copy of which can be viewed at the investor relations section of our website at www.echelon.com. Each of the members of the Audit Committee is independent as defined under the listing standards of the National Association of Securities Dealers.

Audit Committee

Robert J. Finocchio, Jr., Chairman

Michael E. Lehman

Robert R. Maxfield

STOCK PRICE PERFORMANCE GRAPH

The graph below compares the cumulative total stockholder return on our common stock (assuming reinvestment of dividends) with the cumulative total return on the S&P 500 Index and the S&P 500 Information Technology Index (which is comprised of those companies in the information technology sector of the S&P 500 Index). The graph assumes that $100 was invested in our common stock on December 31, 1999 and in the S&P 500 Index and the S&P 500 Information Technology Index. Historic stock price performance is not necessarily indicative of future stock price performance.

OTHER MATTERS

As of the date hereof, our Board of Directors is not aware of any other matters to be submitted at the annual meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed Proxy to vote the shares they represent as our Board of Directors recommends or as they otherwise deem advisable.

VOTING VIA THE INTERNET OR BY TELEPHONE

For Shares Directly Registered in the Name of the Stockholder

Stockholders with shares registered in their own names may vote those shares telephonically by calling 1-800-690-6903 (within the U.S. and Canada only, toll-free), or via the Internet at ADP Investor Communication Services’ voting website (www.proxyvote.com).

For Shares Registered in the Name of a Broker or a Bank

A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers telephone and Internet voting options. If your shares are held in an account with a broker or a bank participating in the ADP Investor Communication Services program, you may vote those shares telephonically by calling the telephone number shown on the voting form received from your broker or bank, or via the Internet at ADP Investor Communication Services’ voting website (www.proxyvote.com).

General Information for All Shares Voted Via the Internet or By Telephone

Votes submitted via the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on Thursday, May 26, 2005. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting. The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. Stockholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

THE BOARD OF DIRECTORS

San Jose, California

April 21, 2005

APPENDIX A

PROXY

ECHELON CORPORATION

2005 Annual Meeting of Stockholders

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

ECHELON CORPORATION

The undersigned stockholder of Echelon Corporation, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 21, 2005, and hereby appoints M. Kenneth Oshman and Oliver R. Stanfield, and each of them, proxy and attorney-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2005 Annual Meeting of Stockholders of Echelon Corporation to be held on Friday, May 27, 2005, at 10:00 a.m., Pacific Time, at 570 Meridian Avenue, San Jose, California 95126, and at any postponement or adjournment thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side, and, in their discretion, upon such other matter or matters which may properly come before the meeting and any adjournment(s) thereof.

THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” THE ELECTION OF THE SPECIFIED NOMINEES AS DIRECTORS AND “FOR” THE RATIFICATION OF OUR INDEPENDENT AUDITORS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

CONTINUED AND TO BE SIGNED ON THE OTHER SIDE

Comments: (If you noted any Comments above, please mark corresponding box on the reverse side.)

ECHELON CORPORATION

550 MERIDIAN AVENUE

SAN JOSE, CA 95126

VOTE BY INTERNET – www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE – 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Echelon Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ECHLN1 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ECHELON CORPORATION

1. ELECTION OF DIRECTORS:

For All ` Withhold All ` For All Except `

To withhold authority to vote, mark “For All Except” and write the nominee’s name on the line below.

Nominees:

01) M. Kenneth Oshman

02) Larry W. Sonsini

Vote On Proposal

For Against Abstain

2. PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005.

In their discretion, upon such other matter or matters which may properly come before the meeting and any adjournment(s) thereof.

This Proxy should be marked, dated, signed by the stockholder(s) exactly as its, his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign

For comments, please check this box and write them on the back where indicated

Please indicate if you plan to attend this meeting

` Yes ` No

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date